                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                          3CI COMPLETE COMPLIANCE CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                      3CI COMPLETE COMPLIANCE CORPORATION

                           910 Pierremont, Suite 312
                          Shreveport, Louisiana 71106
                                 (318) 869-0440

                                                                  March 30, 2001

Dear Stockholder:

    You are cordially invited to attend the annual meeting of stockholders of 3CI Complete Compliance Corporation to be held at the Hawthorn Suites, 975 N. Lakeview Parkway, Meeting Room 1, Vernon Hills, Illinois, at 8:00 a.m. central time on Tuesday, April 24, 2001.

    Matters to be considered and acted upon by the stockholders include the election of seven directors and such other matters as may properly come before the meeting. These matters and the procedures for voting your shares are discussed in the accompanying Notice of Annual Meeting and Proxy Statement.

    The directors urge each stockholder, whether or not intending to attend the meeting in person, to execute the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not prevent a stockholder from voting in person at the meeting.

                                          Sincerely,

                                          [SIG]

                                          Jack W. Schuler
                                          CHAIRMAN OF THE BOARD

                      3CI COMPLETE COMPLIANCE CORPORATION

                           910 Pierremont, Suite 312
                          Shreveport, Louisiana 71106
                                 (318) 869-0440

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 2001

    Notice is hereby given that the annual meeting of stockholders of 3CI Complete Compliance Corporation, a Delaware corporation, will be held at 8:00 a.m., central time, on Tuesday, April 24, 2001, at the Hawthorn Suites, 975
N. Lakeview Parkway, Meeting Room 1, Vernon Hills, Illinois.

    At the meeting, stockholders will consider proposals:

    - To elect a board of seven directors to serve for the ensuing year; and

    - To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    The board of directors has fixed the close of business on March 28, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only those stockholders of record on that date will be entitled to notice of and to vote at the meeting.

    A complete list of the stockholders entitled to vote at the meeting will be open for inspection at our offices during normal business hours by any holder of common stock, for any purpose germane to the meeting, for a period of ten days before the meeting.

    Your participation in our affairs is important. To insure your representation, whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope that has been provided for your convenience. Stockholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                          By Order of the Board of Directors

                                          [SIG]

                                          Curtis W. Crane
                                          SECRETARY

March 30, 2001

                      3CI COMPLETE COMPLIANCE CORPORATION

                           910 Pierremont, Suite 312
                          Shreveport, Louisiana 71106
                                 (318) 869-0440

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 24, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of 3CI Complete Compliance Corporation for use at our annual meeting of stockholders to be held at the Hawthorn Suites, 975 N. Lakeview Parkway, Meeting Room 1, Vernon Hills, Illinois 60061, at 8:00 a.m. central time on Tuesday, April 24, 2001, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are first being mailed to our stockholders on or about March 30, 2001.

    We will bear all costs of solicitation of proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

REVOCABILITY OF PROXIES

    Any stockholder giving a proxy has the power to revoke it at any time before it is exercised, by delivering to our secretary at our principal executive officers located at 910 Pierremont, Suite 312, Shreveport, Louisiana 71106, a written notice of revocation or another duly executed proxy bearing a later date. A stockholder also may revoke his or her proxy by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

RECORD DATE, VOTING AND SHARE OWNERSHIP

    We have established March 28, 2001 as the record date for the meeting. Only holders of record of our common stock, par value $.01 per share, at the close of business on the record date are entitled to notice of and to vote at the meeting and at any adjournments thereof. Each share of common stock is entitled to one vote. On the record date, there were 9,198,325 shares of common stock outstanding and entitled to vote.

    The presence at the meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. A proxy, if received in time for voting and not revoked, will be voted at the meeting in accordance with the instructions contained therein. Where a choice is not so specified, the shares represented by the proxy will be voted "For" the election of the nominees for directors listed herein. A stockholder marking the proxy "Abstain" will not be counted as voting in favor of or against the particular proposals from which the stockholder has elected to abstain.

    Votes cast at the meeting will be tabulated by a duly appointed inspector of election. The inspector will treat shares represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspector will treat shares represented by "broker non-votes" as present for purposes of determining a quorum, although those shares will not be voted on any matter for which the record holder of those shares lacks authority to act. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees as to which

    - instructions have not been received from the beneficial owners of persons entitled to vote;

    - the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves in such capacity; and

    - the record holder has indicated on the proxy card or otherwise notified us that it does not have authority to vote the shares on that matter.

                             ELECTION OF DIRECTORS

NOMINEES

    At the meeting, seven nominees are to be elected to our board of directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the board, or the board may be reduced accordingly. The board is unaware of any circumstances likely to render any nominee unavailable.

    Certain information with respect to the nominees is set forth below:

                                                                                           COMMON STOCK
                                                                                           BENEFICIALLY
                                                                                             OWNED(1)
                                                                                    --------------------------
                                                                         DIRECTOR                    PERCENT
NAME                                        POSITION            AGE       SINCE      SHARES        OF CLASS(2)
----                                  ---------------------   --------   --------   --------       -----------
Jack W. Schuler.....................  Chairman of the board      59        1998          --             *

Otley L. Smith III..................  Director; president        52        2000      35,000(3)          *

Mark C. Miller......................  Director                   44        1998          --             *

Frank J.M. ten Brink(6).............  Director                   45        1998          --             *

Anthony J. Tomasello(7).............  Director                   54        1998          --             *

David J. Schoonmaker(6)(7)..........  Director                   56        1998      97,000(4)          *

Robert M. Waller(6)(7)..............  Director                   56        1999      50,000(5)          *

------------------------

*   Less than one percent.

(1) Includes all shares with respect to which each person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or direct voting of the shares, or to dispose or direct the disposition of the shares.

(2) Based on 9,198,325 shares of common stock outstanding on the date of this proxy statement, plus for each beneficial owner, those number of shares underlying options or warrants held by such director that are excersiable within 60 days of the meeting.

(3) Includes 25,000 shares issuable upon the exercise of options that will vest on June 8, 2001.

(4) Includes 80,000 shares issuable upon the exercise of vested stock options.

(5) Consists of 50,000 shares issuable upon the exercise of vested stock options.

(6) Member of audit committee.

(7) Member of compensation committee.

    JACK W. SCHULER has served as a director since October 1998. Mr. Schuler has served as chairman of the board of directors of Stericycle, Inc. since
January 1990. Stericycle owns 100% of the capital stock of Waste Systems, Inc., which is our majority stockholder. From January 1987 to August 1989, Mr. Schuler served as president and chief operating officer of Abbott Laboratories, where he served as a director from April 1985 to August 1989.
Mr. Schuler serves as chairman of the board of directors of Ventana Medical Systems, Inc. and as a director of Chiron Corporation and Medtronic, Inc. He is a co-founder of Crabtree Partners LLC, a private investment firm formed in June 1995. Mr. Schuler received a B.S. in mechanical engineering from Tufts University and an M.B.A. from the Stanford University Graduate School of Business Administration.

    OTLEY L. SMITH III has served as president and a director since June 2000. From 1998 until joining us, he served as a consultant to the medical waste industry. In 1986, he founded Med-Compliance Services, Inc. a medical waste disposal company, and served as its president until December 1998 when it was purchased by Stericycle. In 1995, he founded Technology 2100, Inc. and managed the development of a new medical waste treatment technology that was approved for use by the EPA and several states. For the past ten years Mr. Smith has served as the industry representative in public sector initiatives to standardize medical waste management regulations in several southwestern states.

    MARK C. MILLER has served as a director since October 1998. Mr. Miller has served as Stericycle's president and chief executive officer and a director since May 1992. From May 1989 until he joined Stericycle, Mr. Miller served as vice president for Pacific Asia and Africa in the international division of Abbott Laboratories, which he joined in 1976, and where he held several management and marketing positions. He is a director of Affiliated Research Centers, Inc., which provides clinical research for pharmaceutical companies, and is a director of Lake Forest Hospital. Mr. Miller received a B.S. in computer science from Purdue University.

    FRANK J.M. TEN BRINK has served as a director since October 1998. Mr. Ten Brink has served as Stericycle's vice president, finance and chief financial officer since June 1997. From 1991 until 1996, he served as chief financial officer of Hexacomb Corporation, and from 1996 until joining Stericycle, he served as chief financial officer of Telular Corporation. Before 1991, Mr. ten Brink held various financial management positions with Interlake Corporation and Continental Bank of Illinois. He received a B.B.A. in international business and an M.B.A. in finance from the University of Oregon.

    ANTHONY J. TOMASELLO has served as a director since October 1998.
Mr. Tomasello has served as Stericycle's vice president, operations, since August 1990. For eight years before joining Stericycle, Mr. Tomasello was president and chief operating officer of Pi Enterprises and Orbital Systems, companies providing process and automation services. Mr. Tomasello received a B.S. in mechanical engineering from the University of Pittsburgh.

    DAVID J. SCHOONMAKER has served as a director since February 1998.
Mr. Schoonmaker has served as president and chief executive officer of RxThermal, Inc., a company that permits, designs, builds and operates medical waste treatment facilities, since 1989. Mr. Schoonmaker also has been president of BMWNC, Inc., a commercial incinerator of medical waste, since 1995.
Mr. Schoonmaker received a B.S. in chemistry from the University of California and an M.B.A. from California State College.

    ROBERT M. WALLER has served as a director since April 1999. Mr. Waller has served as president of RMW Logistics, since 1994. From 1992 until 1994
Mr. Waller served as chief operating officer of DSC Logistics. Mr. Waller received a B.S. degree in business administration from Northwestern University and a M.B.A from Lake Forest Graduate School of Management.

    Waste Systems, Inc., which owns 55.5% of our common stock, intends to vote its shares in favor of the nominees listed above.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

    Our business is managed by or under the direction of the board of directors and its committees. The board establishes corporate policies, approves major business decisions and monitors the performance of our management. Our full-time officers and executive employees perform our day-to-day management functions and operating activities. The board met five times in fiscal 2000 and all directors attended 75% or more of the meetings.

    The board of directors has designated an audit committee and a compensation committee, each of which are described below:

    AUDIT COMMITTEE. The functions of the audit committee include meeting with independent auditors annually to review financial results, audited financial statements, internal financial controls and procedures and audit plans and recommendations. The audit committee also recommends the selection, retention or termination of our independent accountants, approves services provided by the independent public accountants before those services, and evaluates the possible effect the performance of those services will have on the accountants' independence. The board of directors has adopted a new written charter for the audit committee effective January 22, 2001, a copy of which is attached to this proxy statement as Exhibit A. The audit committee met twice during the fiscal year and is currently composed of Messrs. ten Brink, Schoonmaker and Waller. All members of the audit committee are independent in accordance with the existing requirements of the Securities Exchange Commission.

    COMPENSATION COMMITTEE. The compensation committee recommends to the board of directors the compensation for our executive officers, administers and makes awards under our compensation plans, and monitors and makes recommendations with respect to our various employee benefit plans. The compensation committee met three times during the fiscal year ended September 30, 2000, and is currently composed of Messrs. Schoonmaker, Waller and Tomasello.

DIRECTOR COMPENSATION

    Directors who are officers or employees of us, or who are affiliated with Stericycle, receive no additional compensation for their services as members of the board. During the fiscal year ended September 30, 2000, Mr. Schoonmaker and Mr. Waller, our only independent directors, each were paid $2,000 plus expenses for each board of directors meeting they attended, and were also paid $500 for each telephonic board meeting in which they participated.

EXECUTIVE OFFICERS

    The following is a list of our executive officers, their ages, positions and offices with us, and periods during which they have served in such positions and offices:

NAME                                     AGE                    POSITION                 OFFICER SINCE
----                                   --------   -------------------------------------  -------------
Otley L. Smith, III..................     52      President and director                     2000

Curtis W. Crane......................     41      Chief financial officer, secretary         1995
                                                  and treasurer

    Our executive officers serve at the pleasure of the board and are subject to annual appointment by the board. There are no arrangements or understandings with respect to the selection of officers and directors and there are no family relationships between any of those persons.

    Curtis W. Crane has served as chief financial officer since September 1995. From 1993 until 1995, he served as chief financial officer for NDE Environmental Corporation and from 1988 until 1993, he served as director of finance and tax for Lone Star Steel Company. Mr. Crane received a B.B.A. degree in accounting from the University of Texas.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of March 30, 2001 the number of shares of common stock beneficially owned by each director, executive officer and all directors and executive officers as a group. Except as noted below, each holder has sole voting and investment power with respect to all shares of common stock listed as owned by such person.

                                                                        PERCENT OF
NAME OF BENEFICIAL OWNER                             NUMBER OF SHARES     CLASS
------------------------                             ----------------   ----------
Waste Systems, Inc. ...............................     13,747,570(1)      77.1%(1)
Jack W. Schuler....................................             --           --
Otley L. Smith.....................................         35,000(5)         *
Mark C. Miller.....................................             --           --
Frank J.M. ten Brink...............................             --           --
David Schoonmaker..................................         97,000(2)      1.05%
Anthony Tomasello..................................             --           --
Curtis W. Crane....................................         61,700(3)         *
Robert M. Waller...................................         50,000(4)         *
All directors and executive officers as a group
  (7 persons)......................................        243,700          2.6%

------------------------

*   Less than one percent

(1) A Schedule 13D dated October 14, 1998 reflects that Waste Systems, Inc. is the beneficial owner of 5,104,448 shares of our common stock. The
    Schedule 13D reflects that Stericycle, Inc owns 100% of Waste Systems, Inc. Assumes the conversion of 7,750,000 shares of preferred stock owned by Waste Systems, Inc. into 7,750,000 shares of common stock and the exercise of warrants to purchase 893,122 shares of common stock. Assuming the preferred stock is not converted and the warrants are not exercised, Waste
    Systems, Inc. would own 55.5% of our common stock.

(2) Includes 80,000 shares issuable upon the exercise of vested options.

(3) Includes 60,000 shares issuable upon the exercise of vested options.

(4) Consists of 50,000 shares issuable upon the exercise of vested options.

(5) Includes 25,000 shares issuable upon the exercise of options that vest on June 8, 2001.

REQUIRED VOTE

    The seven nominees for election as directors who receive the greatest number of votes will be elected as directors.

    The board of directors recommends that the stockholders vote for the election of each of the nominees listed above.

    Waste Systems, Inc., which owns 55.5% of our common stock, intends to vote its shares in favor of the nominees listed above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the cash compensation awarded to, earned by or paid to our officers for the fiscal years ended September 30, 1998, 1999 and 2000. No other named executive officer received bonus and salary that exceeded $100,000 in those years.

                                                        ANNUAL                           LONG TERM
                                                     COMPENSATION                   COMPENSATION AWARDS
                                                  -------------------              SECURITIES UNDERLYING
NAME AND POSITION                                   YEAR      SALARY     BONUS        OPTIONS/SARS(#)
-----------------                                 --------   --------   --------   ---------------------
Otley L. Smith, III, president(1)...............    2000     $ 50,000                      75,000(4)

Charles D. Crochet, president(1)................    2000     $160,000   $ 8,000                --
                                                    1999     $160,000
                                                    1998     $160,000                     180,000(2)
                                                                                           84,000

Curtis W. Crane, chief financial officer........    2000     $105,000   $20,000
                                                    1999     $105,000                      90,000(3)

------------------------

(1) On June 8, 2000, Charles Crochet resigned as our president. Otley L. Smith was appointed as president on June 8, 2000.

(2) All of Mr. Crochet's options have expired.

(3) In April 1999, Mr. Crane received an option to purchase 90,000 shares of common stock at $1.00 per share, which vests in annual increments of 30,000 shares on April 27 of each year for three years commencing in 2000. All of such options expire April 27, 2009.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information regarding stock options granted to our chief executive officer and our independent directors during the fiscal year ended September 30, 2000, including the potential realizable value over the term of the options (I.E., the period from the date of grant to the date of expiration) based upon assumed rates of stock appreciation of 5% and 10%, compound annually. These amounts do not represent our estimate of future appreciation of the price of its common stock. We did not grant stock options to any other named executive officer or director during the fiscal year ended September 30, 2000.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                            VALUE
                                              % OF TOTAL                                              AT ASSUMED ANNUAL
                                               OPTIONS                   MARKET                         RATES OF STOCK
                                NUMBER OF     GRANTED TO                PRICE OF                      PRICE APPRECIATION
                                SECURITIES   EMPLOYEES IN   EXERCISE    STOCK AT                      FOR OPTION TERM(2)
                                UNDERLYING      FISCAL      PRICE PER   TIME OF    EXPIRATION   ------------------------------
NAME                             OPTIONS       YEAR(1)        SHARE     ISSUANCE      DATE         5%        10%         0%
----                            ----------   ------------   ---------   --------   ----------   --------   --------   --------
Otley L. Smith, III...........    75,000(3)       100%         .33        0.33       6/2/01     $15,563    $39,443      .33

------------------------

(1) The options were granted under our 1992 Option Plan.

(2) The potential realizable value was calculated on the basis of the term of the option on its grant date, assuming that the fair market value of the underlying stock on the grant date appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(3) Of these options, 25,000 vest on June 8, 2001, which is the first anniversary of Mr. Smith's joining us. The remaining 50,000 options vest in equal monthly installments beginning July 8, 2001.

2000 OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table provides certain information regarding unexercised options to purchase shares of our common stock granted to the named executives during the fiscal year ended September 30, 2000. No executives exercised any options during fiscal 2000.

                                                    NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS/SARS AT           IN-THE-MONEY OPTIONS AT
                                                      FISCAL YEAR-YEAR            FISCAL YEAR-YEAR (#)
                                                 ---------------------------   ---------------------------
NAME                                             EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                             -----------   -------------   -----------   -------------
Otley L. Smith III.............................         0         75,000               --             --
Curtis W. Crane(1).............................    30,000         60,000               --             --

------------------------

(1) The exercise price per share exceeded the closing price of a share of common stock on September 30, 2000, and accordingly, none of Mr. Crane's stock options were in the money at fiscal year end.

EMPLOYMENT AGREEMENTS

    On June 6, 2000, we entered into a letter agreement with Mr. Smith outlining the general terms of his employment as our president. He is eligible for a bonus of $40,000 based on criteria to be mutually agreed upon based on the improvement of earnings and cash flow. Performance criteria have not been established and Mr. Smith has not received any bonus to date. In addition, Mr. Smith was granted options to purchase 75,000 shares of our common stock, 25,000 of which vest on June 6, 2000, and the remaining 50,000 of which vest in equal monthly installments beginning July 2001. Exercise price of the options is $0.33, which was the closing price of our common stock on June 8, 2000. Mr. Smith also received expenses for vehicle and living quarters in Shreveport, Louisiana, and participates in our medical benefits program. In addition, Mr. Smith is subject to a noncompetition agreement which limits his ability to compete with us in the medical waste disposal business for two years following his termination of employment by us.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

    The compensation committee is responsible for establishing our compensation philosophy and policies, setting the terms of and administering our option plans, reviewing and approving employment contracts and salary recommendations for executive officers and setting the compensation for the chief executive officer. Our overall compensation philosophy is to align the financial interests of management with those of our stockholders, taking into account our expectations for growth and profitability, the necessity to attract and retain the best possible executive talent and to reward our executives commensurate with their ability to enhance stockholder value. Accordingly, employment arrangements with the executive officers approved by the compensation committee provide for compensation consisting of base salary, stock options and other stock-based awards. The employment arrangements with our executive officers also allow for significant bonuses based upon achieving certain earnings goals and the attainment of individual qualitative goals relating to the employee's position and responsibilities. The compensation committee believes that providing executives with opportunities to acquire significant stakes in our growth and prosperity through grants of stock options and other incentive awards will enable us to attract and retain executives with the outstanding managerial abilities essential to our success, motivate these executives to perform to their full potential and enhance stockholder value.

    Fiscal year 2000 and 2001 compensation for Mr. Smith as chief executive officer is based on the compensation structure set forth in the letter agreement we entered into with Mr. Smith in June 2000. That agreement provides for a base salary of $125,000 and incentive bonuses based on our financial performance. In addition, as a further incentive, Mr. Smith was granted options to purchase 75,000 shares of our common stock at an exercise price of $0.33 per share, which was the closing sale price of our common stock on the date the options were granted. The options vest over a three-year period in order to align
Mr. Smith's interests with improving our performance and improving the trading price of our common stock. The terms of Mr. Smith's employment were determined after consideration and analysis of, among other things, our performance history and the relationship of our performance to internal projections and targets; average cash and other compensation and equity positions of chief executive officers of selected companies deemed by the compensation committee to be comparable; and Mr. Smith's central role in our operating results.

    The compensation committee believes that its current policies have been and will continue to be successful in aligning the financial interests of our executive officers with those of our stockholders and our performance. Nevertheless, the compensation committee intends to continue to review whether and how to modify its policies to further link executive compensation with both individual and our performance.

                                          David J. Schoonmaker
                                          Anthony J. Tomasello
                                          Robert M. Waller

AUDIT COMMITTEE REPORT

    The audit committee is composed of the three independent directors whose signatures appear below. The audit committee operates under a written charter adopted by the board of directors on January 22, 2001, in accordance with applicable rules of the Securities and Exchange Commission. A copy of that charter is attached to this proxy statement as Exhibit A. The audit committee's general role is to assist the board of directors in overseeing our financial reporting process and related matters. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The audit committee's responsibility is to monitor and oversee that process. The audit committee also recommends to the board of directors the selection of our independent accountants.

    The audit committee has reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended
September 30, 2000. The audit committee has discussed with the independent public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended. Additionally, the audit committee has received the written disclosures and a letter from our independent accountants, Ernst & Young, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with Ernst & Young, LLP the issue of its independence from us.

    Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

    This report is submitted by the members of the audit committee as of March 30, 2001.

                                          Frank J. M. ten Brink
                                          David J. Schoonmaker
                                          Robert M. Waller

LIMITATION ON INCORPORATION BY REFERENCE

    In accordance with the rules and regulations of the Securities and Exchange Commission, the report of the compensation committee, the report of the audit committee and the stock performance graph appearing below shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

COMMON STOCK PERFORMANCE GRAPH

    The following performance graph compares the performance of the common stock to the S&P 500 Stock Index and to a Peer Group of other public companies. The information was provided by the Center for Research in Security Prices (CRSP) of The University of Chicago Graduate School of Business. The Peer Group Index is comprised of New York Stock Exchange, American Stock Exchange and Nasdaq-listed companies having the standard industry classification codes 4950-4959. The graph assumes that the value of the investment in the common stock and each Index was 100 at September 30, 1992, and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         3CI COMPLETE COMPLIANCE  S&P 500 STOCK INDEX  PEER GROUP INDEX
9/29/95                    100.0                100.0             100.0
9/30/96                    262.5                120.3             120.6
9/30/97                    162.5                169.2             147.0
9/30/98                    262.5                185.1             116.7
9/30/99                     75.0                236.3              66.8
9/29/00                     90.6                268.9              56.1

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On December 18, 1998, we entered into a Loan Agreement and Note Agreement (the "New Loan") with Waste Systems, Inc., whereby Waste Systems, Inc. loaned us $750,000. The New Loan bore interest at the prime rate, which was 7.75%, plus 3.0%. The outstanding principal balance of the New Loan was due and payable on September 30, 1999, and was repaid in full at that time.

    On September 30, 1998, Stericycle acquired 100% of the common stock of Waste Systems, Inc. for $10.0 million. As a result of that transaction, Waste
Systems, Inc. became a wholly-owned subsidiary of

Stericycle. Waste Systems, Inc. owns 55.5%, or 5,104,448 shares, of our common stock and 100% of our outstanding preferred stock, consisting of 7,000,000 shares of series B preferred stock and 750,000 shares of series C preferred stock. The preferred stock is convertible into 7,750,000 shares of common stock, which if converted, would increase Waste Systems, Inc.'s ownership percentage to 75.8%

    On October 1, 1998, we entered into an amended and restated promissory note with Waste Systems, Inc. The note was in the principal amount of approximately $5,488,000.

    In June 1999, we established a master lease agreement in the amount of $3,000,000 with LaSalle National Leasing Corporation. Of the total, $2,000,000 is to be used for the leasing of transportation equipment, and $1,000,000 for the financing of equipment, of which $521,416 and $633,583 had been used at September 30, 2000 and 1999, respectively. This agreement is guaranteed by Stericycle, Inc. which owns 100% of Waste Systems, Inc.

    During 2000, we made purchases of business forms with a company owned by the father of Curtis W. Crane, our chief financial officer. Payments to the business forms company during fiscal year ended September 30, 2000 totaled $76,000.

INDEPENDENT PUBLIC ACCOUNTANTS

    The board appointed the certified public accounting firm of Ernst & Young, LLP to examine our financial statements for the fiscal year ending
September 30, 2000. Ernst & Young, LLP has served as our independent auditors since September 10, 1999.

    Before engaging Ernst & Young, LLP, we had not consulted with that firm in any matter regarding either the application of accounting principles to a completed transaction or the type of audit that might be reached on our financial statements.

    We anticipate that representatives of Ernst & Young, LLP will participate in the annual meeting of stockholders, may make a statement if they desire to do so, and will be available to respond to appropriate questions concerning our financial statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Under Section 16(a) of the Exchange Act, directors, certain officers, and beneficial owners of 10% or more of any class of our stock are required from time to time to file with the Securities and Exchange Commission reports of beneficial ownership and changes of beneficial ownership of our common stock. Reporting persons are required to furnish us with copies of all
Section 16(a) reports they file. Based solely on our review of forms and written representations received from reporting persons by us with respect to the fiscal year ended September 30, 2000, we believe that all filing requirements applicable to our officers, directors and greater than 10% stockholders have been met.

OTHER MATTERS

    The board of directors does not know of any other matters that may come before the meeting; however, if any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment on such matters.

    We expect to hold our 2002 annual meeting on or about April 3, 2002. A stockholder who intends to present a proposal at the 2002 annual meeting of stockholders for inclusion in our 2002 proxy statement relating to that meeting must submit such proposal by December 15, 2001. For the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our principal executive office, at the address stated herein, and should be directed to the attention of the general counsel.

    The Company's annual report on Form 10-K for the fiscal year ended September 30, 2000, has already been furnished to stockholders of record on March 28, 2001, or is being furnished with this proxy statement and has been filed with the Securities and Exchange Commission in Washington, D.C.

                                          By Order of the Board of Directors

                                          [SIG]

                                          Jack W. Schuler
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

Dated: March 30, 2001

                            AUDIT COMMITTEE CHARTER
                                      FOR
                      3CI COMPLETE COMPLIANCE CORPORATION

MEMBERSHIP

    The Audit Committee (the "Committee") of the Board of Directors of 3CI Complete Compliance Corporation shall be composed of three directors. Two members of the committee shall be "independent," as that term is defined in the Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. Under this definition, an "independent director" is:

    A person other than (i) an officer or employee of the company or its subsidiaries or (ii) any other individual having a relationship, which in the opinion of the Company's board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of the director.

    In addition, each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

    Not withstanding the general requirement of members' independence, the Board of Directors may appoint one director to the Committee who is not independent if and only if, the (i) the Board determines that the director's membership on the committee is required by the best interests of the Company and its stockholders,
(ii) the director is not a current employee of the Company or an immediate family member of an employee, and (iii) the Company discloses in its next annual proxy statement the nature of the director's relationship to the Company and the reasons for the Board's determination that his or her appointment was required by the best interest of the Company and its stockholders.

DUTIES

    1. Each year the Committee shall review and examine all matters relating to the Company's financial controls and the audit of the financial controls and the audit of the financial statements of the Company and its subsidiaries. This review and examination shall include a review and discussion with the independent auditors and management of the following:

       (a) the findings of the independent auditors resulting from their audit and report on the Company's financial statements;

       (b) the accounting principles used by the Company for financial accounting and tax reporting purposes, including actual or pending changes in financial accounting requirements which may materially affect the Corporation;

       (c) the adequacy of financial and accounting controls, with particular regard to the scope and performance of the internal auditing function; and

       (d) recommendations by the independent auditors or the Company's internal auditing staff regarding changes in the Company's policies or practices.

    2. Each year the Committee shall obtain from the Company's independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 ("Independence discussions with Audit Committees"). The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors, and shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

    3. Each year the Committee shall recommend to the Board of directors a firm of certified public accountants to conduct the independent audit of the Company for the coming year.

    4. Each year the Committee shall determine whether to recommend to the Board of Directors whether to include the Company's audited financial statements in the Company's annual report on Form 10-K and its annual report to shareholders. The Committee shall also provide a report a report in compliance with item 306 of Regulation S-K of the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

MEETINGS

    The Committee shall hold periodic meetings at the call of the chairman or any two members of the Committee and a minimum of one regular annual review meeting. Two members of the committee shall constitute a quorum, and all actions of the Committee at a meeting at which a quorum is present shall be taken by a majority vote. The Committee may also act by the unanimous written consent of its members.

    The members of the Committee shall elect a chairman and the chairman shall appoint a secretary of the committee, who may be one of the members of the Committee or the secretary or an assistant secretary of the Company. The secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of reports, information and data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

RESOURCES AND STAFF ASSISTANCE

    The chairman and secretary of the Committee shall provide, or arrange with the Company's chairman or president to provide, such reports, information data and services as the Committee may request. The Committee shall conduct such interview or discussions, as it deems appropriate with management and other employees of the Company and with any others whose views the Committee considers helpful.

PROXY                                                                      PROXY

                      3CI COMPLETE COMPLIANCE CORPORATION
             PROXY--ANNUAL MEETING OF STOCKHOLDERS--APRIL 24, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE

The undersigned stockholder of 3CI Complete Compliance Corporation (the "Company") hereby appoints Otley L. Smith III, Mark Miller and Frank J.M.
ten Brink, or any of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 24, 2001, at 8:00 AM, central time, at the Hawthorn Suites, 975 Lakeview Parkway, Meeting Room 1, Vernon Hills, Illinois, 60061, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      3CI COMPLETE COMPLIANCE CORPORATION
   PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /

                                                                          2.  To
    consider and act upon any other matter which may
                                                                        properly
    come before the meeting or any
                                                                            ment
    thereof, and as more particularly described in
                                                                             the
                                                     FOR
                                                ALL NOMINEES       WITHHOLD
                                                  adjournAS        AUTHORITY
                                                LISTED BELOW      TO VOTE FOR
                                                 (EXCEPT AS      ALL NOMINEES
1.  Election of Directors                       MARKED BELOW)    LISTED BELOW

   Nominees: Jack W. Schuler, Mark C.                / /              / /

                                                                   acknowledged.

   Miller, Frank J.M. ten Brink, Anthony J.
    Tomasello, Otley L. Smith III, David J.

                                                                            This

   Schoonmaker and Robert M. Waller

                                                                          manner
directed herein by the undersigned stockholder. If
                                                                              no
direction is made, this proxy will be voted FOR the
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                                                                        nominees
listed in Election of Directors.
  NOMINEE, DRAW A LINE THROUGH OR STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.

                                             ___________________________________

                                             ___________________________________
                                                 Signature of Stockholder(s)

                                             Please sign name(s) exactly as it
                                             appears hereon. Joint owners must
                                             each sign. If signing as attorney,
                                             executor, administrator, trustee,
                                             or guardian, please give your full
                                             title as it appears hereon.

                                             Dated _______________________, 2001